EXECUTION VERSION
SEVENTH AMENDMENT TO
AMENDED AND RESTATED GUARANTEE AGREEMENT
THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED GUARANTEE AGREEMENT (this “Amendment”), dated as of April 25, 2025, is entered into between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Buyer (together with its successors and assigns “Buyer”) and GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation (“Guarantor”), and acknowledged and agreed to by GP COMMERCIAL JPM LLC (f/k/a TH COMMERCIAL JPM LLC) (“Seller”), a Delaware limited liability company. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below) or the Guarantee (as defined below), as applicable.
WITNESSETH:
WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of December 3, 2015 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of June 28, 2017, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of June 28, 2019, as further amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of August 23, 2019, as further amended by that certain Amendment No. 4 to Master Repurchase Agreement, dated as of December 13, 2019, as further amended by that certain Amendment No. 5 to Master Repurchase Agreement and Amendment No. 2 to Amended and Restated Guarantee Agreement, dated as of July 2, 2020, as further amended by that certain Amendment No. 6 to Master Repurchase Agreement and Amendment No. 3 to Amended and Restated Guarantee Agreement, dated as of September 25, 2020, as further amended by that certain Amendment No. 7 to Master Repurchase Agreement, dated as of September 27, 2021, as further amended by that certain Term SOFR Conforming Changes Amendment, dated as of December 31, 2021, as further amended by that certain Amendment No. 8 to Master Repurchase Agreement and Amendment No. 4 to Fee and Pricing Letter, dated as of June 28, 2022, as further amended by that certain Amendment No. 9 to Master Repurchase Agreement and Amendment No. 5 to Fee and Pricing Letter, dated as of March 16, 2023, as further amended by that certain Amendment No. 10 to Master Repurchase Agreement and Amendment No. 6 to Fee and Pricing Letter, dated as of July 28, 2023, as further amended by that certain Amendment No. 11 to Master Repurchase Agreement, dated as of October 12, 2023, as further amended by that certain Amendment No. 12 to Master Repurchase Agreement, dated as of October 29, 2024, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”);
WHEREAS, Guarantor has executed and delivered that certain Amended and Restated Guarantee Agreement, dated as of June 28, 2017 (as amended by that certain First Amendment to Amended and Restated Guarantee Agreement, dated as of December 17, 2019, as further amended by that certain Amendment No. 5 to Master Repurchase Agreement and Amendment No. 2 to Amended and Restated Guarantee Agreement, dated as of July 2, 2020, as further amended by that certain Amendment No. 6 to Master Repurchase Agreement and Amendment No. 3 to Amended and Restated Guarantee Agreement, dated as of September 25, 2020, as further amended by that certain Fourth Amendment to Amended and Restated Guarantee Agreement, dated as of August 3, 2023, as further amended by that certain Fifth Amendment to Amended and Restated Guarantee Agreement, dated as of October 12, 2023, as further amended by that certain Sixth Amendment to Amended and Restated Guarantee Agreement, dated as of September 30, 2024, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”); and
WHEREAS, Guarantor and Buyer wish to modify certain terms and provisions of the Guarantee as set forth in this Amendment, and Seller wishes to acknowledge and agree to the terms and provisions of this Amendment.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendment to Guarantee. Section 9(d) of the Guarantee is hereby deleted in its entirety and replaced with the following:
(d) Minimum Interest Expense Coverage Ratio.  Guarantor shall not, as of any date of determination with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit the ratio of (i) all amounts set forth on an income statement of Guarantor and its consolidated Subsidiaries prepared in accordance with GAAP (excluding, for the period up to and including December 31, 2025, the impact of one-time reversals of accrued interest income deemed uncollectible pursuant to the Guarantor’s policies) for interest income for the period of four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination to (ii) the Interest Expense of Guarantor and its consolidated Subsidiaries for such period, to be (u) at all times prior to and including June 30, 2024, less than 1.30 to 1.00, (v) at all times after June 30, 2024 through and including September 30, 2024, less than 1.20 to 1.00, (w) at all times after September 30, 2024 through and including December 31, 2024, less than 1.10 to 1.00, (x) at all times after December 31, 2024 through and including March 31, 2025, less than 1.15 to 1.00, (y) at all times after March 31, 2025 through and including December 31, 2025, less than 1.20 to 1.00 and (z) at all times thereafter, less than 1.30 to 1.00.
2.    Extension of Maturity Date.
(a)    Seller and Guarantor hereby acknowledge and agree that (i) Seller has requested that Buyer extend the Maturity Date for one period of three hundred sixty-four (364) days pursuant to Article 3(n) of the Master Repurchase Agreement, (ii) subject to the terms and conditions of this Amendment and Article 3(n) of the Master Repurchase Agreement, Buyer has agreed to grant the Maturity Date extension requested by Seller pursuant to Article 3(n) of the Master Repurchase Agreement, and (iii) from and after the date hereof, the

Maturity Date is hereby extended from July 28, 2025 (the “Initial Maturity Date”) to July 28, 2026.
(b)    The extension of the Initial Maturity Date granted in this Section 2 shall be conditional on Buyer’s receipt, on or before the Initial Maturity Date, of (i) an Extension Fee in the amount of $1,195,026.06, and (ii) to the extent Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification in relation to Seller.
(c)    Seller hereby represents and warrants that, as of the date hereof and as of the Initial Maturity Date, the Maturity Date Extension Conditions set forth in Article 3(n)(ii) of the Master Repurchase Agreement have been satisfied.
3.    Conditions Precedent; Effectiveness. This Amendment shall become effective on the first date Buyer shall have received this Amendment duly executed and delivered by Guarantor and Buyer and acknowledged and agreed by Seller.
4.    Representations and Warranties of the Guarantor. On and as of the date hereof, Guarantor hereby represents and warrants to Buyer that:
(a)     no Default, Event of Default or Margin Deficit has occurred and is continuing, and no Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Guarantor and/or Seller of this Amendment;
(b)    all representations and warranties contained in the Guarantee are true, correct, complete and accurate in all respects (except for any such representation or warranty that by its terms refers to a specific date other than the date hereof, in which case such representation or warranty shall be true, correct, complete and accurate in all respects as of such other date); and
(c)    Guarantor is duly authorized to execute and deliver this Amendment.

5.    Continuing Effect; Reaffirmation of Guarantee. As amended by this Amendment, all terms, covenants and provisions of the Guarantee are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.
6.    Binding Effect; No Partnership. The provisions of the Guarantee, as amended hereby, shall be binding upon and inure to the benefit of the respective parties thereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.
7.    Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
8.    Costs and Expenses. Seller hereby acknowledges and agrees that Seller shall pay Buyer’s reasonable actual out-of-pocket costs and expenses, including without limitation, the reasonable fees and expenses of outside counsel to Buyer, incurred by Buyer in connection with the development, preparation and execution of this Amendment and any other documents prepared and/or delivered in connection herewith.
9.    Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
10.    Governing Law; Submission to Jurisdiction, Etc. The provisions of Sections 15, 17 and 22 of the Guarantee are hereby incorporated herein by reference and shall apply to this Amendment, mutatis mutandis, as if more fully set forth herein.
11.    Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
12.    References to Transaction Documents. All references to the Guarantee in any Transaction Document or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guarantee, as amended hereby, unless the context expressly requires otherwise.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.
BUYER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association
By:     /s/ THOMAS N. CASSINO
    Name:    Thomas N. Cassino
    Title:     Managing Director

GUARANTOR:
GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation
By:     /s/ MICHAEL KARBER
    Name:    Michael Karber
    Title:    General Counsel

ACKNOWLEDGED AND AGREED:
GP COMMERCIAL JPM LLC, a Delaware limited liability company
By:     /s/ MICHAEL KARBER
    Name:     Michael Karber
    Title: General Counsel